State of Delaware
Secretary of State
Division of Corporations
Delivered 01:49 PM 05/23/2012
FILED 01:28 PM 05/23/2012
SRV 120616544 - 3113795 FILE

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION
OF
CHANTICLEER HOLDINGS, INC.

Chanticleer Holdings, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

1. The Certificate of Incorporation of the Corporation is hereby amended by deleting Article Fourth thereof in its entirety and inserting the following in lieu thereof:

> "FOURTH: The total number of shares of stock of which the Corporation shall have authority to issue is 20,000,000, all of which shall be shares of Common Stock, par value $.0001 per share.
>
> Upon the Effective Time, each share of the Corporation's Common Stock, par value $.0001 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into one-half (1/2) of a share of Common Stock, par value $.0001 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the quotient obtained by dividing the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by two (2)."

2. This Certificate of Amendment was duly adopted in accordance with the provisions of Sections 242, 141 (by written consent of the board of directors), and 211 (at a special meeting of the stockholders) of the General Corporation Law of the State of Delaware.

3. This Certificate of Amendment shall be effective at 9:00 AM EDT on May 25, 2012 (the "Effective Time").

IN WITNESS WHEREOF, the undersigned has caused this Certificate to be executed on May 23, 2012.

CHANTICLEER HOLDINGS, INC.

By: ______________________

Name: Michael D. Pruitt
Title: Chief Executive Officer

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